HAY & Associates
An Accountancy Corporation

CONCENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 8-K of our audit report dated September 30, 2021, related to the financial statements of Silverstreak Solutions Inc, as of and for the year ended December 31, 2020.

Hay & Associates
An Accountancy Corporation

Hay & Associates, An Accountancy Corporation
Mission Hills, CA
September 30, 2021

Office: 818.444.2864
Fax: 818.444.1223
15455 San Fernando Mission Blvd Ste 202
Mission Hills, CA 91345
www.haycpas.com
info@haycpas.com